RESEARCH AGREEMENT
BETWEEN
SHUTTLE PHARMACEUTICALS, INC.
AND
GEORGETOWN UNIVERSITY

PREAMBLE

This Agreement made and effective as of the last date of signature hereto ("Effective Date") is between Shuttle Pharmaceuticals, Inc., a for profit corporation under the laws of the State of Maryland, having its principal place of business at One Research Court, Suite 450, Rockville, Maryland 20850 (Sponsor) and Georgetown University, a non profit institution of higher education organized as a non-stock corporation under federal charter, having its principal place of business at 37th & O Streets, NW, Washington, DC 20057 (University) and (hereafter also referred to as the "Parties" collectively or "Party" individually).

RECITALS

A. University and Sponsor are each pursuing research in the area of "Testing Small Molecule Radiation Sensitizers and Immune Activation Candidates discovered and developed by Shuttle Pharmaceuticals, Inc. in Cell-based and Animal Xenograft Models".

B. Sponsor desires to collaborate with University and is willing to sponsor University's research.

C. Sponsor will provide research quantities of novel small molecule compounds to the University under a Material Transfer Agreement, attached hereto as Attachment C, for testing in proposed studies.

D. Sponsor desires to obtain certain data from the research to evaluate its patented technology and to support development of the patented technology.

E. University is willing to collaborate and to grant certain rights to data in support of patents and technology that result from the research collaboration.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the University and Sponsor agree as follows:

The research program contemplated by this Agreement is of mutual interest and benefit to the University and to the Sponsor, and will further the University's instructional and research objectives in a manner consistent with its status as an educational institution.

In consideration of the promises and mutual covenants contained in this Agreement, and in order to be legally bound, the University and the Sponsor agree to the terms and conditions set forth below.

ARTICLE 1. STATEMENT OF WORK

The University shall exercise its reasonable efforts to carry out the research (Research) set forth in the Statement of Work, which is appended to this Agreement as **Attachment A (SOW)**. The research shall be performed in accordance with the SOW and in accordance with the terms and conditions of this Agreement.

ARTICLE 2. PRINCIPAL INVESTIGATOR

2.1 The University's Principal Investigator shall be Alejandro V. Villagra, PhD, (Principal Investigator), who shall be responsible for the direction of the Research in accordance with the applicable policies of the University, which the University represents and warrants are not inconsistent with (1) the terms of this Agreement; (2) the SOW; (3) all applicable local, state, and federal laws and regulations governing the performance of research investigations.

2.2 If for any reason Principal Investigator Dr. Villagra is unwilling or unable to serve as Principal Investigator and a successor acceptable to both the University and the Sponsor is not available, this Agreement shall be terminated in accordance with Article **11.1(b)**.

ARTICLE 3. PERIOD OF PERFORMANCE

The period of performance of this Agreement shall be from April 1, 2023 through March 31, 2024, unless otherwise terminated in accordance with Article **11**. The effective period may be altered by mutual agreement of the parties in accordance with Article **20.**

ARTICLE 4. RECORDKEEPING, REPORTING, AND ACCESS

4.1 The Sponsor's authorized representative(s), and regulatory authorities to the extent permitted by law, may, during regular business hours, arrange in advance with the Principal Investigator and the University to:

(a) examine and inspect the University's facilities required for the performance of the Research; and

(b) inspect and make one copy all data and work products related to the Research solely for documentation and audit of University's performance under this Agreement, and subject to limitations under Articles 6 and 8.

4.2 The University shall cooperate with any regulatory authority and allow them access to relevant records and data to the extent permitted by law.

4.3 The University and the Principal Investigator shall perform, in a timely fashion, preparation and maintenance of complete, accurate, legible written records, accounts, notes, reports and data on the Research;

4.4 During the period of performance of this Agreement, representatives of the University shall meet with representatives of the Sponsor at times and places mutually agreed upon to discuss the progress, results, and future direction of the Research.

ARTICLE 5. COST AND PAYMENT

5.1 As consideration for performance under the terms of this Agreement, Sponsor shall pay the University the total sum of $ 128,400 in accordance with the payment schedule and the terms in the Budget appended to this Agreement as **Attachment B**. This payment includes all applicable indirect costs due the University. For such total sum, the University shall complete the Research and perform all of the activities that the SOW provides the University will perform.

5.2 Payment will be by ACH or Wire transfer to **Georgetown University**. The transfers will note the name of the University Principal Investigator and the SRA Agreement Number/Title of the Project.

5.3 Payment will be sent to:

ACH Instructions:
Account Name: GEORGETOWN UNIVERSITY, SPONSORED ACCOUNTING
Account Number: 5300796736
Bank Address: 800 17th Street, NW, Washington, DC 20006
Routing Number: 054000030

Wire Instruction:
Account Name: GEORGETOWN UNIVERSITY, SPONSORED ACCOUNTING
Account Number: 5300796736
Bank Address: 800 17th Street, NW, Washington, DC 20006
Routing Number: 031000053
Swift Code: PNCCUS33

5.4 The University's Taxpayer Identification Number is **53-019-6603**.

ARTICLE 6. CONFIDENTIAL INFORMATION

6.1 For the purposes of this Agreement, "Confidential Information" includes any and all non-public and/or proprietary information of the disclosing Party, including but not limited to inventions, devices, know-how and data, protocols, research tools, biological materials, formulations, educational, research and development plans, designs, algorithms, business plans, and all other intellectual property, and all enhancements and improvements thereto, whether patentable or unpatentable, and whether or not reduced to practice, and all United States patents or patent applications, copyrights, trademarks, or trade secrets and the research data generated by University under the SOW that the disclosing Party asserts are confidential and proprietary, except for data and information that:

(a) have been published or otherwise publicly available at the time of disclosure to the receiving Party, or

(b) were in the possession of or were readily available to the receiving Party from another source prior to the disclosure as evidenced by written records; or

(c) become publicly known, by publication or otherwise, not due to any unauthorized act by the receiving Party; or

d) the receiving Party can demonstrate it developed independently, or it acquired without reference to or reliance upon such Confidential Information; or

(e) are required to be disclosed by law.

6.2 Each Party agrees to accept the Confidential Information and employ all reasonable efforts to maintain the Confidential Information of the other Party secret and confidential, such efforts to be no less than the degree of care employed by each Party to preserve and safeguard its own confidential information. The Confidential Information of the disclosing Party shall not be disclosed, revealed, or given to anyone by the receiving Party, except employees of the receiving Party who have a need to know the Confidential Information in connection with the receiving Party's evaluation, and such employees shall be advised by the receiving Party of the confidential nature of the Confidential Information and that the Confidential Information shall be treated accordingly. This obligation shall survive termination of this Agreement and shall continue for a period of five (5) years after the receiving Party's receipt of Confidential Information.

6.3 Upon termination of this Agreement the receiving Party shall promptly return to the disclosing Party its Confidential Information, including all copies thereof. At the disclosing Party's option, the Confidential Information that is otherwise required to be

returned to the disclosing Party shall be destroyed and such destruction shall be certified in writing to the disclosing Party by an authorized representative of the receiving Party. Notwithstanding the foregoing, the receiving Party may retain one copy of the Confidential Information in their confidential legal files for the purpose of establishing the extent of the disclosure and their obligations.

6.4 Each Party agrees to hold the results of the Research in confidence, subject to Article 7 and Article 8.

ARTICLE 7. PUBLICATIONS

7.1 The Sponsor recognizes that consistent with Georgetown University's status as an educational institution and the principles of academic freedom, the University requires that its researchers be free to publish the results of their research activities. The Sponsor agrees that researchers engaged in this Research shall be permitted to publish in journals, theses, dissertations, or other format of their own choosing, and to present at symposia and national or regional professional meetings, the methods and results of this Research, provided, however, that (1) the Sponsor shall have been furnished copies of any proposed publication or presentation at least thirty (30) days in advance of the submission of such proposed publication or presentation to a journal, editor, or other third party and (2) University or its researcher(s) shall have complied with all of its or their obligations under Section 7.2.

7.2 Sponsor shall have thirty (30) days after receipt of the copies to object to the proposed presentation or publication either because there is patentable subject matter that needs protection or because there is Confidential Information of Sponsor (other than results of Research). In the event the Sponsor identifies any of its Confidential Information, University and Principal Investigator shall delete such Confidential Information from the publication or presentation. With respect to intellectual property identified by sponsor, University and Principal Investigator shall refrain from making such publication or presentation for a maximum of sixty (60) days from the date of receipt of such notice in order for (i) patent application(s) directed to the patentable subject matter contained in the proposed publication or presentation to be filed with the United States Patent and Trademark Office and/or foreign patent office(s).

ARTICLE 8. PATENTS AND INVENTIONS

8.1 "New Invention or Discovery" shall mean any invention or discovery conceived or reduced to practice during and as a part of the Research performed pursuant to this Agreement by the University's Principal Investigator, faculty, staff, employees or students, or jointly by such an individual or individuals with one or more other investigators or employees of the Sponsor. Here and throughout this Agreement, the terms "conceived" and "reduced to practice" shall be given the meaning of those terms as they appear in Title 35 of the United States Code.

8.2 New Inventions or Discoveries conceived or reduced to practice solely by the University's Principal Investigator, faculty, staff, employees, or students shall be the sole property of the University in accordance with the University's policy.

8.3 New Inventions or Discoveries conceived or reduced to practice jointly by the University's Principal Investigator, faculty, staff, employees, or students with one or more employees of the Sponsor shall be owned jointly by the University and the Sponsor.

8.4 New Inventions or Discoveries conceived and reduced to practice solely by the Sponsor's employees shall be the sole property of the Sponsor.

8.5 University shall promptly report any New Inventions or Discoveries or software to Sponsor. Sponsor shall, upon request, be grated a royalty-free, non-exclusive license for internal, non-commercial research purposes only to any such New Inventions or Discoveries.

8.6 University shall cause patent applications to be filed and prosecuted in its name at Sponsor's request and expense on any New Inventions or Discoveries owned solely by University or jointly owned with Sponsor.

8.7 For New Inventions or Discoveries that are the sole property of the University, or that are jointly owned by the University and the Sponsor, the University, consistent with its policy, shall offer the Sponsor an exclusive option to negotiate a royalty-bearing exclusive or non-exclusive license agreement to practice such New Invention or Discovery. In the event Sponsor does not agree to support said filing within thirty (30) days after notification of University's intent to file a patent application, University may file at its own expense and Sponsor shall have no further rights in such patent application.

8.8 Sponsor shall have one hundred twenty (120) days, unless the parties mutually agree in writing to extend this period, after such notice to exercise the option to negotiate and execute a license agreement. with respect to the identified New Invention or Discovery by written notification to the University. A failure by the Sponsor to timely notify the University shall be deemed a waiver of the Sponsor's option, but only with respect to the identified New Invention or Discovery and not to other New Inventions or Discoveries subject to this Agreement.

8.9 If the Sponsor exercises the above option, the parties shall immediately enter into good faith negotiations for a period of up to one hundred eighty (180) days to negotiate and execute a license agreement. If the parties do not execute a license agreement within such one hundred eighty (180) day period University shall be free to negotiate with other potential licensees. During the option and license negotiation period, the Sponsor shall be

responsible for all costs and expenses relating to the filing and prosecution of patent applications.

8.10 Any license granted shall be subject to University's institutional policies, and shall provide *inter alia*: (a) for Sponsor (and its sublicensees if any) to exert its best efforts to introduce products and methods utilizing the licensed New Inventions or Discoveries into public use as rapidly as practical; (b) for a royalty that is usual and customary in the trade; (c) for termination in the event Sponsor has not introduced licensed products or methods into public use, or is not actively seeking to do so, within a time period acceptable to University; (d) in the case of exclusive licenses, for University to retain a non-exclusive license, with the right to grant sub-licenses, for research purposes only; (e) that the rights of the United States of America as set forth under Public Laws 96-517 and 98-620 are specifically reserved.

8.11 The parties mutually acknowledge that the United States Government, as a matter of statutory right under 35 U.S.C. 200-212, holds or may hold a nonexclusive license and certain other rights under patents on inventions made as a consequence of research whose funding includes funds supplied by the United States Government. In the event the United States Government has such rights or in the future is found to have such rights with respect to all or any New Inventions or Discoveries, any license contemplated under this Agreement, even if termed an "exclusive" license shall be understood to be subject to the rights of the United States Government, without any effect on the parties remaining obligations, as set forth in the license or in this Agreement.

8.12 Copyright and all other intellectual property rights created in the course of the Research shall be owned by University. Upon receipt of a copy of such copyright or other rights, Sponsor shall have six (6) months to negotiate the license terms in good faith. During this period, University shall not offer a commercial license to any other party.

8.13 The right of publication by the University or its faculty, staff, employees or students, as indicated in Article 7, shall not be affected by a license to any New Invention or Discovery.

ARTICLE 9. USE OF THE INSTITUTION'S OR SPONSOR'S NAME

9.1 The University and the Sponsor shall obtain the prior written permission from each other before using the name, symbols and/or marks of the other in any form of publicity in connection with the Research. This shall not include legally required disclosure by the University or Sponsor that identifies the existence of the Agreement, reports generated in the normal course of business by the University or Sponsor, or where acknowledgment of sponsorship is required by the guidelines of a scientific publication or organization.

9.2 The Sponsor shall not use, nor authorize others to use, the name, symbols, or marks of the University in any advertising or publicity material or make any form of representation or

statement in relation to the Research that would constitute an express or implied endorsement by the University of any commercial product or service, without prior written approval from the University.

ARTICLE 10. INDEMNIFICATION; LIMITATION OF LIABILITY; WARRANTIES

Sponsor shall defend, indemnify and hold the University, its officers, employees, and agents, harmless from and against any and all demands, suits, liability, loss, expenses (including reasonable attorney's fees), or claims for injury or damages arising out of any claim ("Loss") made by a third party in connection with the performance of this Agreement by Sponsor or its officers, directors or employees, or the practice or use by Sponsor of any of the results of the Research, except to the extent such Loss as determined by a court of competent jurisdiction is to be due to the gross negligence of willful misconduct of University.

UNIVERSITY MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE CONDITION OF THE RESEARCH OR ANY NEW INVENTIONS OR DISCOVERIES, WHETHER TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT; OR THE OWNERSHIP, MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY SUCH NEW INVENTIONS OR DISCOVERIES. UNIVERSITY SHALL NOT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, OR OTHER DAMAGES SUFFERED BY SPONSOR, ANY LICENSEE OR ANY OTHERS RESULTING FROM THE USE OF THE RESEARCH OR ANY SUCH NEW INVENTION OR DISCOVERY.

ARTICLE 11. TERMINATION

11.1 This Agreement may be terminated by either party, upon ten (10) days prior written notice, if any of the following conditions occur:

(a) if either party fails to cure a material breach of its obligations under this Agreement after receipt of written notice, with reasonable opportunity to cure, from the other party;

(b) if the Principal Investigator is unwilling or unable to continue to serve and a successor acceptable to both the University and the Sponsor is not available.

11.2 This Agreement may be terminated by either party for any other reason, other than those listed in Sections 11.1 above, upon thirty (30) days prior written notice.

11.3 Upon the effective date of termination, there shall begin an accounting conducted by the University, subject to verification by the Sponsor. Within thirty (30) days after receipt of adequate documentation, the Sponsor shall make payment to the University for:

(a) all services properly rendered and monies properly expended by the University up to and through the date of termination not yet paid for; and

(b) reasonable non-cancelable obligations properly incurred for the Research by the University prior to the effective date of termination, unless the Sponsor objects to any charge, in which case, the parties shall use best efforts to resolve expeditiously any disagreement.

11.4 Termination of this Agreement by either party shall not affect the rights and obligations of the parties accrued prior to the effective date of termination. The rights and duties under Articles **4, 6, 7, 8, 9, 10, 11, 12, 13, 14** survive the termination or expiration of this Agreement.

ARTICLE 12. CONFORMANCE WITH LAW AND ACCEPTED PRACTICE

The University shall perform the Research in conformance with generally accepted standards of good clinical practice and with all applicable local, state and federal laws and regulations. The University shall retain all records resulting from the Research for the time required by applicable federal regulations.

ARTICLE 13. ASSIGNMENT

This Agreement shall not be assignable or transferred by operation of law or otherwise by either party, without the prior written consent of the other party. Any and all assignments not made in accordance with this section shall be void.

ARTICLE 14. NO TRANSFER OF PROPRIETARY RIGHTS NOT SPECIFIED

It is agreed that neither the Sponsor nor the University transfers to the other by operation of law or otherwise this Agreement, any patent right, copyright, or other proprietary right of either party, except as specifically set forth in this Agreement.

ARTICLE 15. INDEPENDENT CONTRACTOR

15.1 In the performance of all services under this Agreement, the University shall be deemed to be and shall be an independent contractor and, as such, shall not be entitled to any benefits applicable to employees of the Sponsor.

15.2 In the performance of all services under this Agreement, the Sponsor shall be deemed to be and shall be an independent contractor and, as such, shall not be entitled to any benefits applicable to employees of the University.

15.3 Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter. Neither party shall be bound by the acts or conduct of the other.

ARTICLE 16. REPORTING REQUIREMENTS

Within sixty (60) days after completion of Research, University's Principal Investigator shall submit a comprehensive report to Sponsor.

ARTICLE 17. NOTICE

Any notice required or permitted under this Agreement shall be in writing and shall be deemed given as of the date it is (a) delivered by hand, (b) received by Registered or Certified Mail, postage prepaid, return receipt requested addressed to the party to receive such notice at the address set forth below, (c) emailed with a follow up method to confirm receipt, or such other address as is subsequently specified in writing or such other address as is subsequently specified in writing:

If to Sponsor

For Administrative Matters
Michael P. Vander Hoek
CFO and VP Regulatory, Operations
Shuttle Pharmaceuticals, Inc.
One Research Court, Suite 450
Rockville, Maryland 20850
Email: M.Vanderhoek@shuttlepharma.org

For Technical Matters

If to University

For Administrative Matters
Marjan Mobini
Sr. Grants and Contracts Officer
Georgetown University
Office of Sponsored Research
4000 Reservoir Rd., NW
Suite 237
Washington, DC 20057
Email: mobinim@georgetown,edu

For Technical Matters
Alejandro V. Villagra, PhD
Principal Investigator
Associate Professor
Lombardi Comprehensive Cancer Center
Georgetown University Medical Center
3950 Reservoir Rd., NW
New Research Building, E416
Washington, DC 20057
Email: alejandro.villagra@georgetown.edu

ARTICLE 18. WAIVER

No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition, or of any other term, provision, or condition of this Agreement.

ARTICLE 19. ATTACHMENTS

The Attachments mentioned throughout this Agreement are incorporated into this Agreement and are an integral part of this Agreement for all purposes.

ARTICLE 20. AMENDMENTS

This Agreement and the SOW may only be amended by the mutual written consent of the University and the Sponsor. Any amendment or modification to this Agreement is valid only if signed on behalf of the University by an authorized signatory of the University.

ARTICLE 21. SEVERABILITY

The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement.

ARTICLE 22. ANTI-TERRORISM

The University is reminded that U.S. Executive Orders 13224 and U.S. Law prohibits transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the University to ensure compliance with these Executive Orders and Laws. This provision must be included in all University subawards issued under this Research agreement.

ARTICLE 23. CERTIFICATION REGARDING FINANCIAL CONFLICTS OF INTEREST

The University assures the Sponsor that University has adequate policies and procedures in place to identify, manage, reduce and eliminate potential Financial Conflicts of Interest, as that term is defined in the Title 42 of the Code of Federal Regulations, Part 50, for Investigators performing activities pursuant to this Agreement. As defined in Title 42 of the Code of Federal Regulations, Part 50, an "Investigator" is anyone with responsibility for the design, conduct, or reporting of research, as well as the Investigator's spouse and dependent children. Before expending any funds under this Agreement, University agrees to report to the Sponsor any identified Financial Conflicts of Interest for its Investigators and the actions it has taken to manage, reduce, or eliminate the identified Financial Conflicts of Interest.

ARTICLE 24. ENTIRE AGREEMENT AND ORDER OF PRECEDENCE

This Agreement represents the entire understanding of the parties with respect to the subject matter of this Agreement. In the event of any inconsistency between the Articles of this Agreement and the Protocol, the Articles of this Agreement shall govern.

ARTICLE 25. APPLICABLE LAW

This Agreement shall be governed by the laws of the District of Columbia without regard to conflicts of laws provisions or giving effects to its principals of conflict of laws.

ARTICLE 26. TITLE TO EQUIPMENT

University shall retain title to all equipment, materials and devices purchased and/or fabricated by it under funds provided by Sponsor under this Agreement.

ARTCLE 27. ACCEPTANCE

This Agreement shall not be considered accepted or effective until signed below by authorized representatives of both of the parties. By signing below, each individual warrants that he or she is authorized to bind his or her organization to this Agreement.

ARTICLE 28. DISPUTE RESOLUTION

In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties shall in good faith try to settle such conflict between themselves for a period not to exceed forty-five (45) days from notice of such breach or dispute.

ARTICLE 29. FORCE MAJEURE

Neither party shall be responsible to the other for failure to perform any of the obligations imposed by this Agreement, provided such failure shall be occasioned by fire, flood, explosion, lightning, windstorm, earthquake, subsidence or soil, failure or destruction, in whole or in part, of machinery or equipment or failure of supply of materials, discontinuity in the supply of power, governmental interference, civil commotion, riot, war, strikes, labor disturbance, transportation difficulties, labor shortage or any cause beyond its reasonable control.

[signature page to follow]

The parties have executed this Agreement in triplicate by persons authorized to contractually bind them.

FOR SPONSOR:

DocuSigned by:
Michael P Vander Hoek
720F4C1E277A428...
Signature

Michael Vander Hoek
Printed/Typed Name
CFO and VP Regulatory, Operations

3/16/2023
Date

FOR UNIVERSITY:

DocuSigned by:
Trudy Bright
06C421402FB74D0...
Signature

Trudy Bright
Printed/Typed Name
Deputy Director,OSR

3/16/2023
Date

READ & ACKNOWLEDGED

PRINCIPAL INVESTIGATOR:

DocuSigned by:
Alejandro Villagra
7F385145603045D...
Signature

Alejandro Villagra
Printed Name

3/16/2023
Date

[Signature Page to Sponsored Research Agreement]

ATTACHMENT A
STATEMENT OF WORK

Evaluation of the anti-tumor effect of the combination of SP-2-225 and RadiationTherapy in a syngeneic Breast Cancer model (Shuttle Pharmaceuticals)

1. **<u>First Study</u>: Tumor volume, tumor characterization**

Cost: **$35k**, including full FACS phenotypic characterization of tumors, pictures of endpoint tumors and organs, and storage of tumors for future analysis
Tumor Model: 4T1 murine breast cancer (TNBC)
Engraftment: Mammary fat pad (orthotopic)
Length of the study: Tumor study ~30 days. Tumor characterization ~7 days
Treatment Groups:
1. Control (I.P., Vehicle Control)
2. SP-2-225 (I.P., daily)
3. Radiation (12Gy), single dose
4. Radiation (6Gy), two dose/ two days
5. Combination SP-2-225 plus R.T. (single dose)
6. Combination SP-2-225 plus R.T. (two dose)

Murine breast cancer tumors will be established by implanting $1x10^6$ 4T1 cells in the right flanks of 6-8 weeks-old female BALB/C mice. Fifteen mice per group will be used. After allowing the tumors to grow to a size of approximately 100-200mm^3, the mice will be randomly assigned to the aforementioned groups. Tumors will be irradiated, and 24 hours later, treated with HDAC6i (I.P.) five times per week for 2 weeks. Tumor measurements will be obtained to track the tumor growth kinetics until the endpoint 2000mm^3, or 30 days.

Endpoint analysis:
- Tumor volume, Body weight
- Full panel of immune cells (Myeloid and Lymphoid)

2. **<u>Second Study</u>: Evaluation of Abscopal effect**

Cost: **$40k**, including full FACS phenotypic characterization of tumors, pictures of endpoint tumors and organs, and storage of tumors for future analysis
Tumor Model: 4T1 murine breast cancer (TNBC)
Engraftment: Mammary fat pad (orthotopic) in two sites
Length of the study: Tumor study ~30 days. Tumor characterization ~7 days
Treatment Groups:
1. Control (I.P., Vehicle Control)
2. SP-2-225 (I.P., daily)
3. Radiation (12Gy), single dose
4. Radiation (6Gy), two dose/ two days

5. Combination SP-2-225 plus R.T. (single dose)
6. Combination SP-2-225 plus R.T. (two dose)

Murine breast cancer tumors will be established by implanting $1x10^6$ 4T1 cells in **the right and left** flanks of 6-8 weeks-old female BALB/C mice. Fifteen mice per group will be used. After allowing the tumors to grow to a size of approximately 100-200mm^3, the mice will be randomly assigned to the aforementioned groups. Tumors on the **right side** will be irradiated, and 24 hours later, treated with HDAC6i (I.P.) five times per week. Left tumors will not be irradiated. Tumor measurements will be obtained to track the tumor growth kinetics until the endpoint 2000mm^3, or 30 days.

Endpoint analysis:
- Tumor volume, Body weight
- Full panel of immune cells (Myeloid and Lymphoid)

ATTACHMENT B
BUDGET,
BUDGET JUSTIFICATION AND
PAYMENT SCHEDULE

1. The Research Program will evaluate antitumor activity of SP-2-225 in combination with RT by tumor regrowth delay assays in a 4T1 murine breast cancer tumor model.

2. The Research Program will evaluate antitumor activity of SP-2-225 in combination with RT in a 4T1 murine breast cancer tumor model.

Budget

	Annual Salary	Monthly Salary	50% effort	Plus Fringe (28%)	Total per month	Project Total
Technician	$60,000	$5,000	$2,500	$700	$3,200	$32,000 (10 mos.)
Supplies/animals/cores						
1. First Study (Tumor volumes, regrowth delay, immune cell characterization)						$35,000
2. Second Study (Abscopal effect evaluation)						$40,000
Total						$107,000
GU Indirect Costs (20%)						$21,400
Total Cost of Proposed Research						**$128,400**

ATTACHMENT C

MATERIAL TRANSFER AGREEMENT